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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 20, 1999, relating to the financial statements and financial highlights of Prudential Tax-Managed Equity Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading "Investment Advisory and Other Services" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
December 30, 1999